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                                                                   EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Robotic Vision Systems, Inc. on Form S-3 of our report dated December 9, 1997 (the report on the consolidated financial statements and financial statement schedule which expresses an unqualified opinion and refers to the reports of other auditors) appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP

Jericho, New York
July 13, 1998


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